UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27264 (Commission File Number)	33-0687976 (IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA (Address of Principal Executive Offices)	94111 (Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     On October 25, 2007, VIA Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it will soon initiate a third Phase II clinical trial for VIA-2291, its lead compound. VIA-2291 targets inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. The new trial design utilizes Positron Emission Tomography with fluorodeoxyglucose tracer (FDG-PET) to measure the impact of VIA-2291 on reducing vascular inflammation in treated patients. The Company plans to enroll approximately 50 patients following an acute coronary syndrome event into a 24 week randomized, double blind, placebo-controlled study. Endpoints in the study will include reduction in plaque inflammation as measured with FDG-PET, as well as assessment of standard biomarker measurements of inflammation.
     VIA is collaborating on the study with Michael Farkouh, M.D. and Zahi Fayad, Ph.D. of Mount Sinai Heart in New York City, and Ahmed Tawakol, M.D. of Massachusetts General Hospital in Boston.
     A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: October 29, 2007	By:	/s/ James G. Stewart
James G. Stewart
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 25 , 2007